Memo

DATE	February 7, 2007

TO	Colin Robertson

FROM	Kevin Barr	/s/ Kevin Barr

RE	Employment Transition

Confirming our conversation, and notwithstanding the provisions of Paragraph 1 of your December 15, 2006 letter agreement with Terex, we have agreed that you will continue to work for Terex through April 5, 2007 and that your employment with Alexander Dennis Limited will commence on or after April 6, 2007.

Agreed to:

/s/ Colin Robertson

Colin Robertson

Dated: 2/8/07